United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$465,679
Unrealized Gain (Loss) on Market Value of Futures	(790,898)
Dividend Income	86
Interest Income	90
Total Income (Loss)	$(325,043)

Expenses
General Partner Management Fees	$3,254
SEC & FINRA Registration Expense	560
Brokerage Commissions	352
NYMEX License Fee	81
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	54
Other Expenses	7,672
Total Expenses	12,032
Expense Waiver	(6,861)
Net Expenses	$5,171
Net Income (Loss)	$(330,214)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$6,956,825
Net Income (Loss)	(330,214)

Net Asset Value End of Month	$6,626,611
Net Asset Value Per Unit (200,000 Units)	$33.13

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612